Exhibit 10.20

Republic Underwriters Insurance Company / Texas General Agency

All Lines Quota Share Reinsurance Agreements

To Be Effective: January 1, 2006, 2007 and 2008

	Current Terms	Proposed Terms
	2005	2006	2007	2008
Republic Risk Position
Minimum	40%	50%	40%	30%
Projected	40%	60%	40%	30%
Maximum	40%	75%	50%	30%
Sliding Scale Structure
Slide %	[**]%	[**]%	[**]%	[**]%
Slide Ratio	[**] : [**]	[**] : [**]	[**] : [**]	[**] : [**]
Minimum & Provisional Commission	[**]%	[**]%	[**]%	[**]%
@	@	@	@	@
Maximum Loss Ratio	[**]%	[**]%	[**]%	[**]%
Maximum Commission	[**]%	[**]%	[**]%	[**]%
@	@	@	@	@
Minimum Loss Ratio	[**]%	[**]%	[**]%	[**]%
Company Fees	[**]%	[**]%	[**]%	[**]%
Boards Bureaus & Taxes	Actual Incurred	Actual Incurred	Actual Incurred	Actual Incurred

Other Provisions:

Contract will include a non-compete clause prohibiting Republic from soliciting TGA’s current wholesale agent base during the term of the contract, plus 18 months.

First profit share adjustment is due 24 months after the end of the treaty year and is to be recalculated annually until all losses are settled.

If American Hallmark Insurance Company, or any other insurance company that assumes this business, drops below an AM Best Rating of A-, then a irrevocable letter of credit or trust funds must be supplied that is acceptable to Republic. The funds or L.O.C. must be sufficient to cover all ceded balances.

[**]	CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.